                                                                  EXHIBIT (4)(G)

                              CERTIFICATE OF TRUST
                                       OF
                      CONSUMERS ENERGY COMPANY FINANCING V

         The undersigned, constituting all of the trustees of Consumers Energy Company Financing V, desiring to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Section 3801, et seq., hereby certify as follows:

         (a) Name. The name of the business trust being formed hereby (the "Trust") is "Consumers Energy Company Financing V."

         (b) Delaware Trustee. The Name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware are as follows:

                   The Bank of New York (Delaware)
                   White Clay Center, Route 273
                   Newark, Delaware  19711

         (c) Effective Date. This Certificate of Trust shall be effective as of the date of filing with the Secretary of State of the State of Delaware.

Dated:  June 6, 2001

         IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                      /s/Alan M. Wright
                                     Alan M. Wright, as Regular Trustee


                                      /s/Thomas A. McNish
                                     Thomas A. McNish, as Regular Trustee



                                     The Bank of New York (Delaware), as
                                                Delaware Trustee


                                     By: /s/Michael Santino
                                        Name:  Michael Santino
                                        Title: SVP